UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2007

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200

Solana Beach, California  92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2007, Open Energy Corporation (the “Company”) entered into an Employment Agreement, effective that date, with Christopher S. Gopal, Ph.D., who was named as Executive Vice President, World Wide Operations of the Company. Pursuant to the agreement, Mr. Gopal will receive an initial base salary of $200,000 and 1,200,000 options to purchase the Company’s common stock. The options were granted under the Company’s 2006 Equity Incentive Plan (the “Option Plan”) and 180,000 options will vest on November 1, 2007 and 85,000 options shall vest quarterly for twelve quarters commencing December 31, 2007. Mr. Gopal will also be eligible to receive yearly incentive-based bonuses as determined by the Company’s Compensation Committee.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2007, the board of directors voted to expand the size of the board from six to seven members. Steven J. Kemper was appointed by the board of directors of the Company to serve as the seventh member of the board of directors. Mr. Kemper is a certified public accountant with an MBA and has over 25 years of financial management experience in the health care, high tech and consumer electronics industries.  He is the former Chief Financial Officer of DexCom, a medical technology leader in continuous glucose monitoring, and of CryoGen, which was sold to American Medical Systems.  Prior to joining the Company, Mr. Kemper was the Chief Financial Officer of General Instrument’s Satellite Communications Group (now a division of Motorola). Mr. Kemper was appointed chairperson of the Audit Committee, replacing current chairperson Dalton W. Sprinkle, who will remain as a member of the Company’s board of directors and a member of the Audit Committee.

Upon his appointment to the board of directors, Mr. Kemper received 250,000 options to purchase the Company’s common stock, which were granted under the Option Plan. The options will vest quarterly for twelve quarters commencing December 31, 2007.

Also on November 1, 2007, the Company announced the hiring of Christopher S. Gopal, Ph.D. as Executive Vice President, World Wide Operations of the Company.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 1, 2007, by and between the Company and Christopher Gopal.
99.1	Press Release, dated November 1, 2007.
99.2	Press Release, dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

By:	/s/ John E. Hart
John E. Hart General Counsel

Date:  November 7, 2007